Exhibit 99.1	News Release Dated December 10, 2003

News from UTi

Contacts:

Lawrence R. Samuels Chief Financial Officer UTi Worldwide Inc. 310.604.3311	Cecilia Wilkinson/Angie Yang PondelWilkinson MS&L 323.866. 6004 investor@pondel.com

UTi WORLDWIDE REPORTS 24% GROSS REVENUE GROWTH AND $0.42 DILUTED EPS
FOR FISCAL 2004 THIRD QUARTER

Rancho Dominguez, California – December 10, 2003 – UTi Worldwide Inc. (NASDAQ NM: UTIW) today reported, for the seventh consecutive quarter, increases in revenues and income for the three-month period ended October 31, 2003, compared with year-earlier results.

Gross revenues for the fiscal 2004 third quarter rose 24 percent to $398.7 million from $321.5 million in the corresponding prior-year period. Net revenues grew 46 percent to $156.5 million from $107.5 million in the third fiscal quarter a year ago. Standard Corporation, which was acquired effective October 1, 2002, contributed $39.0 million to both gross and net revenues during the full three months of the current third quarter. This compares with a revenue contribution from Standard of $12.7 million in the last month of the fiscal 2003 third quarter.

“These results represent another solid quarter of net revenue gains over the prior year,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “We are particularly pleased with UTi’s airfreight forwarding operations, which recorded a 23 percent increase in third quarter net revenues from a year earlier. This increase was realized even with last year’s unusually high airfreight volumes in response to the West Coast port lock-out. In addition, we achieved an improvement in airfreight yields to 27 percent during the current quarter, compared with 24 percent in the fiscal 2003 third quarter.”

Ocean freight net revenues advanced 12 percent over last year’s third quarter and net revenues for customs brokerage grew 5 percent compared with a year ago. The acquisition of Standard in October 2002 continues to bolster contract logistics net revenues, which totaled $50.7 million, compared with $20.6 million in the fiscal 2003 third quarter.

UTi’s global network also achieved gross and net revenue gains over the prior-year period across all geographic regions. The Americas, with a full three months contribution from Standard, recorded a 77 percent increase in net revenues from the year-ago third quarter, which included one month’s contribution from Standard. Asia Pacific net revenues grew 20 percent. Africa and Europe posted third quarter net revenue increases of 43 percent and 23 percent, respectively. Both benefited by the weaker U.S. dollar, compared with last year’s exchange rates.

Exhibit 99.1	News Release Dated December 10, 2003

Operating income in the fiscal 2004 third quarter increased 26 percent to $18.0 million from $14.2 million in the fiscal 2003 third quarter. Operating margin, which is operating income as a percentage of net revenues, equaled 11.5 percent in the current third quarter, compared with 13.2 percent in the fiscal 2003 third quarter. Operating margins in the current third quarter were reduced by the inclusion of Standard for the full quarter, which traditionally operates at a lower operating margin, compared with other UTi operations. Excluding the operating income of Standard, the company’s operating profit ratio remained level at 14.1 percent for both the fiscal 2003 and 2004 third quarters. Management believes this measurement is a key operating indicator to allow a better comparison of the company’s current performance against its historical performance, and the attached schedule shows a reconciliation of this measurement to UTi’s operating income as presented under U.S. GAAP.

Net income for the fiscal 2004 third quarter advanced 39 percent to $13.2 million, or $0.42 per diluted share, based on 31.5 million weighted average shares outstanding. This compares with last year’s third quarter net income of $9.5 million, or $0.37 per diluted share, based on 25.8 million weighted average shares outstanding. UTi’s follow-on offering of 4.6 million ordinary shares in December 2002 resulted in a higher weighted average number of shares outstanding for the current third quarter, compared with the corresponding prior-year period.

“The year-over-year increases in revenues, operating income and net income for UTi throughout the first seven of 20 quarters in our NextLeap strategy underscore the soundness of our vision and resolve and the dedication of UTi’s employees worldwide,” MacFarlane said. “We continue to focus on investing in the skills and talent of our global sales and customer management organization, and on revenue growth, operating margins and cash flow. We believe these efforts will better position us to gain additional market share and become the primary logistics partner with more of our strategic customers.”

For the nine-month period ended October 31, 2003, gross revenues advanced 31 percent to $1.1 billion from $832.0 million for the same period a year ago. Net revenues rose 59 percent to $432.8 million from $272.0 million in the comparable prior-year period. Standard contributed $114.2 million to both gross and net revenues during the nine-month period ended October 31, 2003, compared with $12.7 million in the corresponding period last year. Operating income for the year-to-date period totaled $44.1 million, a 31 percent increase over $33.6 million in the first nine months of fiscal 2003. Operating margin (operating income as a percentage of net revenues) equaled 10.2 percent in the current nine-month period, compared with 12.4 percent a year ago, again reflecting the impact of a full nine-months contribution from Standard. Net income for the fiscal 2004 nine-month period increased 48 percent to $32.6 million, or $1.04 per diluted share, based on 31.4 million weighted average shares outstanding. This compares with net income in the corresponding period a year ago of $22.0 million, or $0.85 per diluted share, based on 25.8 million weighted average shares outstanding.

At October 31, 2003, the company reported total cash and cash equivalents, net of outstanding bank lines of credit and short-term bank borrowings, of $129 million, compared with $126 million at January 31, 2003.

Exhibit 99.1	News Release Dated December 10, 2003

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset based supply chain management company providing air and ocean freight forwarding, contract logistics, customs brokerage and other logistics-related services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to optimize the operation of its customers’ global supply chains.

Investor Conference Call

UTi management will host an investor conference call today, Wednesday, December 10, 2003, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financials and operations for the third quarter ended October 31, 2003. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.go2uti.com and www.fulldisclosure.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from 10:00 a.m. PST, Wednesday, December 10, through 5:00 p.m. PST, Friday, December 12, by calling 800-633-8284 (domestic) or 402-977-9140 (international) and using Reservation No. 21166839.

Safe Harbor Statement

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its growth strategy and integration of acquisitions. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition; integration risks associated with acquisitions; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

(Tables Follow)

Exhibit 99.1	News Release Dated December 10, 2003

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended

	October 31,		October 31,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
Gross revenues:
Airfreight forwarding	$195,149	$174,389	$522,201	$457,499
Ocean freight forwarding	93,319	76,082	256,230	209,405
Customs brokerage	17,189	17,275	49,430	46,773
Contract logistics	61,447	25,850	169,355	51,321
Other	31,622	27,925	90,323	67,000

Total gross revenues	$398,726	$321,521	$1,087,539	$831,998

Net revenues:
Airfreight forwarding	$52,230	$42,431	$145,376	$115,043
Ocean freight forwarding	19,114	17,079	54,103	48,515
Customs brokerage	17,370	16,476	47,818	44,423
Contract logistics	50,668	20,612	141,185	36,150
Other	17,163	10,931	44,341	27,860

Total net revenues	156,545	107,529	432,823	271,991

Staff costs	81,206	52,436	231,760	136,044
Depreciation and amortization	3,531	2,790	10,750	7,617
Amortization of intangible assets	178	70	484	70
Other operating expenses	53,657	37,995	145,725	94,664

Operating income	17,973	14,238	44,104	33,596
Interest income/(expense), net	458	(46)	967	(426)
Losses on foreign exchange	(336)	(394)	(12)	(709)

Pretax income	18,095	13,798	45,059	32,461
Provision for income taxes	(4,419)	(3,891)	(11,173)	(9,185)

Income before minority interests	13,676	9,907	33,886	23,276
Minority interests	(498)	(437)	(1,318)	(1,310)

Net income	$13,178	$9,470	$32,568	$21,966

Basic earnings per ordinary share	$0.43	$0.37	$1.08	$0.87
Diluted earnings per ordinary share	$0.42	$0.37	$1.04	$0.85

Number of weighted-average shares outstanding used for per share calculations
Basic shares	30,301,508	25,346,730	30,236,777	25,315,265
Diluted shares	31,539,692	25,822,416	31,392,561	25,797,360

Exhibit 99.1	News Release Dated December 10, 2003

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31,	January 31,
	2003	2003

	(Unaudited)
ASSETS
Cash and cash equivalents (including restricted cash of $4,000)	$165,890	$168,125
Trade receivables, net	302,024	247,893
Deferred income tax assets	4,164	1,592
Other current assets	36,144	30,492

Total current assets	508,222	448,102

Property, plant and equipment, net	52,814	44,566
Goodwill and other intangible assets, net	141,591	125,641
Investments	1,128	847
Deferred income tax assets	2,221	1,227
Other non-current assets	9,571	6,692

Total assets	$715,547	$627,075

LIABILITIES & SHAREHOLDERS’ EQUITY
Bank lines of credit	$34,351	$33,458
Short-term borrowings	2,471	9,121
Current portion of capital lease obligations	2,109	2,539
Trade payables and other accrued liabilities	281,433	236,548
Income taxes payable	11,778	8,083
Deferred income tax liabilities	383	489

Total current liabilities	332,525	290,238
Long-term bank borrowings	96	199
Capital lease obligations	7,668	7,111
Deferred income tax liabilities	2,100	1,643
Retirement fund obligations	1,219	1,016

Minority interests	3,752	2,699

Commitments and contingencies

Shareholders’ equity:
Common stock	313,814	311,161
Retained earnings	93,651	63,973
Accumulated other comprehensive loss	(39,278)	(50,965)

Total shareholders’ equity	368,187	324,169

Total liabilities and shareholders’ equity	$715,547	$627,075

Exhibit 99.1	News Release Dated December 10, 2003

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended

	October 31,

	2003	2002

	(Unaudited)
OPERATING ACTIVITIES:
Net income	$32,568	$21,966
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation costs	130	137
Depreciation and amortization	10,750	7,617
Amortization of intangible assets	484	70
Deferred income taxes	1,009	(291)
Gain on disposal of property, plant and equipment	194	129
Other	1,318	1,349
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(40,113)	(41,014)
Increase in trade payables and other accrued liabilities	30,271	35,703

Net cash provided by operating activities	36,611	25,666

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(13,759)	(7,113)
Proceeds from disposal of property, plant and equipment	584	365
Increase in other non-current assets	(794)	—
Acquisition of subsidiaries and contingent earn-out payments	(14,269)	(54,756)
Other	(444)	(442)

Net cash used in investing activities	(28,682)	(61,946)

FINANCING ACTIVITIES:
Increase in bank lines of credit	893	24,894
Decrease in short-term borrowings	(6,368)	(991)
Long-term bank borrowings — repaid	(130)	(1,109)
Capital lease obligations — repaid	(2,608)	(2,515)
Decrease in minority interests	(338)	(935)
Proceeds from issuance of ordinary shares	2,523	555
Dividends paid	(2,890)	(1,929)

Net cash (used in)/provided by financing activities	(8,918)	17,970

Net decrease in cash and cash equivalents	(989)	(18,310)
Cash and cash equivalents at beginning of period	168,125	87,594
Effect of foreign exchange rate changes	(1,246)	81

Cash and cash equivalents at end of period	$165,890	$69,365

Exhibit 99.1	News Release Dated December 10, 2003

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three Months Ended October 31, 2003

	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$104,961	$119,629	$118,309	$55,827	$—	$398,726

Net revenue	$31,882	$66,221	$23,543	$34,899	$—	$156,545
Staff costs	18,367	37,343	9,547	14,871	1,078	81,206
Depreciation and amortization	1,085	990	476	787	193	3,531
Amortization of intangible assets	—	149	—	29	—	178
Other operating expenses	9,346	22,807	5,693	14,260	1,551	53,657

Operating income/(loss)	$3,084	$4,932	$7,827	$4,952	$(2,822)	17,973

Interest income, net						458
Losses on foreign exchange						(336)

Pretax income						18,095
Provision for income taxes						(4,419)

Income before minority interests						$13,676

	Three Months Ended October 31, 2002

	(Unaudited)
	Europe	Americas	AsiaPacific	Africa	Corporate	Total

Gross revenues from external customers	$99,422	$82,110	$102,159	$37,830	$—	$321,521

Net revenues	$26,013	$37,450	$19,623	$24,443	$—	$107,529
Staff costs	14,341	20,364	7,818	8,819	1,094	52,436
Depreciation and amortization	889	782	502	465	152	2,790
Amortization of intangible assets	—	70	—	—	—	70
Other operating expenses	7,540	14,056	5,105	10,162	1,132	37,995

Operating income/(loss)	$3,243	$2,178	$6,198	$4,997	$(2,378)	14,238

Interest expense, net						(46)
Losses on foreign exchange						(394)

Pretax income						13,798
Provision for income taxes						(3,891)

Income before minority interests						$9,907

Exhibit 99.1	News Release Dated December 10, 2003

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Nine Months Ended October 31, 2003

	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenue from external customers	$308,329	$337,024	$298,311	$143,875	$—	$1,087,539

Net revenue	$90,879	$188,667	$63,801	$89,476	$—	$432,823
Staff costs	52,750	109,031	26,607	39,659	3,713	231,760
Depreciation and amortization	3,200	2,992	1,538	2,191	829	10,750
Amortization of intangible assets	—	446	—	38	—	484
Other operating expenses	27,037	63,833	16,012	34,821	4,022	145,725

Operating income/(loss)	$7,892	$12,365	$19,644	$12,767	$(8,564)	44,104

Interest income, net						967
Losses on foreign exchange						(12)

Pretax income						45,059
Provision for income taxes						(11,173)

Income before minority interests						$33,886

	Nine Months Ended October 31, 2002

	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total

Gross revenues from external customers	$271,889	$212,213	$246,688	$101,208	$—	$831,998

Net revenues	$72,742	$82,792	$51,804	$64,653	$—	$271,991
Staff costs	39,068	47,384	21,630	24,793	3,169	136,044
Depreciation and amortization	2,492	1,923	1,448	1,337	417	7,617
Amortization of intangible assets	—	70	—	—	—	70
Other operating expenses	20,918	28,405	14,555	27,185	3,601	94,664

Operating income/(loss)	$10,264	$5,010	$14,171	$11,338	$(7,187)	33,596

Interest expense, net						(426)
Losses on foreign exchange						(709)

Pretax income						32,461
Provision for income taxes						(9,185)

Income before minority interests						$23,276

Exhibit 99.1	News Release Dated December 10, 2003

UTi Worldwide Inc.
Reconciliation of Non-U.S. GAAP Measure to U.S. GAAP Measure
(in thousands)

	Three Months Ended		Nine Months Ended

	October 31,		October 31,

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
OPERATING PROFIT RATIO

Operating income, per U.S. GAAP	$17,973	$14,238	$44,104	$33,596
Less: Operating income for Standard Corporation, per U.S. GAAP	1,445	828	4,489	828

Adjusted operating income	$16,528	$13,410	$39,615	$32,768

Divided by:
Net revenue, per U.S. GAAP	$156,545	$107,529	$432,823	$271,991
Less: Net revenue for Standard Corporation, per U.S. GAAP	38,987	12,728	114,188	12,728

Adjusted net revenue	$117,558	$94,801	$318,635	$259,263

Operating Profit Ratio, a non- U.S. GAAP measure	14.1%	14.1%	12.4%	12.6%